Exhibit 99.2

 For Immediate Release

MeetMe Prices Public Offering of Common Stock

NEW HOPE, Pa., March 10, 2017 – NEW HOPE, Pa.--(BUSINESS WIRE)--MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today announced the pricing of an underwritten public offering of 8,000,000 shares of its common stock at a public offering price of $5.00 per share. MeetMe has also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock to cover over allotments, if any. The offering is expected to close on or about March 15, 2017, subject to customary closing conditions.

Canaccord Genuity Inc. and Roth Capital Partners are acting as joint-book-running managers and Northland Securities, Inc. is serving as co-manager.

MeetMe intends to use the net proceeds from the offering for general corporate purposes, including potentially to fund a portion of the consideration for the pending if(we) acquisition, and other potential future acquisitions.

The offering is being made pursuant to effective shelf registration statements previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying base prospectus describing the terms of the offering has been filed with the SEC, and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Before investing in MeetMe, you should read the prospectus supplement and the accompanying prospectus, and other documents that MeetMe has filed or will file with the SEC, for information about MeetMe and this offering.

When available, copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Canaccord Genuity, Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com; or from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About MeetMe, Inc.

Through its portfolio of brands, MeetMe (NASDAQ: MEET) is meeting the universal need for human connection. Using innovative products and sophisticated data science, MeetMe keeps its approximately two million daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. MeetMe offers advertisers the opportunity to reach customers on a global scale with hundreds of millions of daily mobile ad impressions. MeetMe utilizes high user density, economies of scale, and leading monetization strategies to maximize EBITDA. MeetMe’s apps are available on iPhone, iPad, and Android in multiple languages worldwide. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether the offering will close as anticipated and the proposed use of proceeds. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2016 and the Prospectus Supplement as filed on March 10, 2017.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

MKR Group Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com